UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 11, 2006

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

TABLE OF CONTENTS

Item 5.02	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits.
Signatures

Item 5.02.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2006, the bylaws of Registrant’s wholly-owned subsidiary, CMD Reincorporation Corporation, a Delaware corporation (“CMD Delaware”), were amended. CMD Delaware was formed so that Registrant could merge into CMD Delaware and thereby reincorporate in Delaware. The bylaws of CMD Delaware are to be the bylaws of the surviving company in the merger. The board of directors of Registrant has approved the merger and the merger is being submitted to a vote of Registrant’s shareholders at Registrant’s August 24, 2006, annual shareholders meeting. The bylaws were amended so that stockholders owning 10% of the voting stock of CMD Delaware could call a special stockholders meeting in a manner analogous to how shareholders owning 10% of the voting stock of Registrant currently may call such a meeting. The full text of the bylaw amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

As described above in Item 5.02, which is hereby incorporated by reference, on August 11, 2006, the bylaws of Registrant’s wholly-owned subsidiary, CMD Reincorporation Corporation, a Delaware corporation (“CMD Delaware”), were amended as set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1, Certificate of Secretary Re Bylaw Amendment of Registrant’s wholly-owned subsidiary, CMD Reincorporation Corporation, is attached.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 15th day of August, 2006.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ KEVIN J. BERRY
Kevin J. Berry
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Certificate of Secretary Re Bylaw Amendment